The National Security Group, Inc. 661 East Davis Street Post Office Box 703 Elba, Alabama 36323	EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information Contact: Brian R. McLeod, Chief Financial Officer, at (334) 897-2273 Ext. 241.

Elba, Alabama (August 14, 2003)…Results for the three months and six months ended June 30, 2003 and 2002, based on accounting principles generally accepted in the United States of America, were reported today as follows:

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002
Premium Income	$12,025,000	$8,063,000	$21,952,000	$15,306,000
Investment Income	1,183,000	1,152,000	2,242,000	2,212,000
Realized Investment Gains	595,000	454,000	661,000	678,000
Other Income	333,000	272,000	666,000	520,000

Total Revenues	$14,136,000	$9,941,000	$25,521,000	$18,716,000

Net Income	$1,326,000	$98,000	$2,096,000	$442,000

Net Income Per Share	$0.54	$0.04	$0.85	$0.18

The National Security Group, Inc., through its property & casualty and life insurance subsidiaries, offer property, casualty, life, accident and health insurance in twelve states.

NASDAQ Symbol: NSEC

Contact: Brian R. McLeod, Treasurer and Chief Financial Officer
The National Security Group, Inc.
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323
(334)897-2273, ext.241